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ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES
EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
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
                                                                                                    Transition          Fiscal
                                                                           Fiscal Year Ended         Period Ended    Year Ended
                                                                   January 31,      February 1,      February 3,     December 30,
                                                                       1998            1997             1996             1995
                                                                   -------------   --------------   --------------  ---------------

BASIC LOSS PER SHARE
  Weighted average number of common shares outstanding               10,435,531       10,400,789       10,335,031       10,313,860
                                                                   =============   ==============   ==============  ===============

Loss before cumulative effect of changes in
  accounting principles                                          $ (11,320,000) $    (1,267,000) $    (5,634,000) $    (1,304,000)
                                                                   -------------   --------------   --------------  ---------------

Cumulative effect of changes in accounting principles, net
  of income tax benefit of $706,000                                          --              --      (1,090,000)               --
                                                                   -------------   --------------   --------------  ---------------

Net loss                                                         $ (11,320,000) $    (1,267,000) $    (6,724,000) $    (1,304,000)
                                                                   =============   ==============   ==============  ===============

Basic net loss per common share                                  $       (1.08)  $        (0.12)  $        (0.65) $         (0.13)

Cumulative effect of changes in accounting principles per
  common share, net of income tax benefit                                    --               --           (0.10)               --
                                                                   -------------   --------------   --------------  ---------------

Basic net loss per common share                                  $       (1.08) $         (0.12) $         (0.65) $         (0.13)
                                                                   =============   ==============   ==============  ===============
DILUTED LOSS PER SHARE
Weighted average number of common shares outstanding                 10,435,531       10,400,789       10,335,031       10,313,860
Net effect of dilutive stock options based on the
 treasury stock method using the greater of ending or average
 market price                                                               --               --               --               --
                                                                   -------------   --------------   --------------  ---------------

        TOTAL                                                        10,435,531       10,400,789       10,335,031       10,313,860
                                                                   =============   ==============   ==============  ===============

Loss before cumulative effect of changes in
  accounting principles                                          $ (11,320,000) $    (1,267,000) $    (5,634,000) $    (1,304,000)
Cumulative effect of changes in accounting principles, net
  of income tax benefit of $706,000                                          --               --      (1,090,000)               --
                                                                   -------------   --------------   --------------  ---------------

Net loss                                                         $ (11,320,000) $    (1,267,000) $    (6,724,000) $    (1,304,000)
                                                                   =============   ==============   ==============  ===============

Diluted loss per common share before cumulative effect
  of changes in accounting principles                            $       (1.08) $         (0.12) $         (0.55) $         (0.13)
Cumulative effect of changes in accounting principles per
  common share, net of income tax benefit                                    --               --           (0.10)               --
                                                                   -------------   --------------   --------------  ---------------

Diluted net loss per common share                                $       (1.08) $         (0.12) $         (0.65) $         (0.13)
                                                                   =============   ==============   ==============  ===============
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